SLM Student Loan Trust 1996-3
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04 - 9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$259,948,547.69	($37,054,617.89)	$222,893,929.80
	ii	Interest to be Capitalized	1,108,873.84		993,712.97

	iii	Total Pool	$261,057,421.53		$223,887,642.77

B	i	Weighted Average Coupon (WAC)	4.344%		4.452%
	ii	Weighted Average Remaining Term	76.05		74.63
	iii	Number of Loans	143,400		128,363
	iv	Number of Borrowers	56,884		51,470

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAD8	0.49%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAE6	0.68%	208,307,421.53	79.794%	171,137,642.77	76.439%
	iii	Certificates	78442GAF3	0.95%	52,750,000.00	20.206%	52,750,000.00	23.561%

	iv	Total Notes and Certificates			$261,057,421.53	100.000%	$223,887,642.77	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$652,643.55	$559,719.11
	iv	Reserve Account Floor Balance ($)	$1,502,704.00	$1,502,704.00
	v	Current Reserve Acct Balance ($)	$1,502,704.00	$1,502,704.00

II. 1996-3 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$34,869,482.50
	ii	Principal Collections from Guarantor	2,994,453.50
	iii	Principal Reimbursements	16,783.84
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$37,880,719.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$39,198.52
	ii	Capitalized Interest	(865,300.47)

	iii	Total Non-Cash Principal Activity	$(826,101.95)

C	Total Student Loan Principal Activity		$37,054,617.89

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,456,467.22
	ii	Interest Claims Received from Guarantors	139,612.86
	iii	Collection Fees/Return Items	26,164.03
	iv	Late Fee Reimbursements	166,320.68
	v	Interest Reimbursements	6,029.16
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	6,016.54
	viii	Subsidy Payments	308,201.64

	ix	Total Interest Collections	$2,108,812.13

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$515.52
	ii	Capitalized Interest	865,300.47

	iii	Total Non-Cash Interest Adjustments	$865,815.99

F	Total Student Loan Interest Activity		$2,974,628.12

G	Non-Reimbursable Losses During Collection Period		$35,292.89

H	Cumulative Non-Reimbursable Losses to Date		$1,992,992.56

III. 1996-3 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$15,834,921.24
ii	Consolidation Principal Payments	22,029,014.76
iii	Reimbursements by Seller	4,492.68
iv	Borrower Benefits Reimbursements	1,007.57
v	Reimbursements by Servicer	3,909.21
vi	Re-purchased Principal	7,374.38

vii	Total Principal Collections	$37,880,719.84

B	Interest Collections
i	Interest Payments Received	$1,770,186.82
ii	Consolidation Interest Payments	140,111.44
iii	Reimbursements by Seller	1,745.86
iv	Borrower Benefits Reimbursements	18.05
v	Reimbursements by Servicer	4,102.42
vi	Re-purchased Interest	162.83
vii	Collection Fees/Return Items	26,164.03
viii	Late Fees	166,320.68

ix	Total Interest Collections	$2,108,812.13

C	Other Reimbursements	$130,888.34

D	Administrator Account Investment Income	$—

E	Funds borrowed from next Collection Period	$—

TOTAL FUNDS RECEIVED	$40,120,420.31
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(486,972.53)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$39,633,447.78

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$248,791.62
ii	Percentage of Principal Calculation	$224,838.27
iii	Lesser of Unit or Principal Calculation	$224,838.27

H	Servicing Fees Due for Current Period	$224,838.27

I	Carryover Servicing Fees Due	$—
Jul-04	Servicing Carryover	$—
Aug-04	Servicing Carryover	$—
Sep-04	Servicing Carryover	$—

$—

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$244,838.27

IV. 1996-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.152%	4.080%	579	495	0.404%	0.386%	$1,913,779.83	$1,623,446.11	0.736%	0.728%

Grace
Current	4.157%	4.151%	172	205	0.120%	0.160%	640,637.67	759,232.16	0.246%	0.341%

TOTAL INTERIM	4.153%	4.102%	751	700	0.524%	0.545%	$2,554,417.50	$2,382,678.27	0.983%	1.069%
REPAYMENT
Active
Current	4.366%	4.475%	99,348	88,780	69.280%	69.163%	$143,264,693.20	$121,858,853.50	55.113%	54.671%
31-60 Days Delinquent	4.395%	4.555%	5,662	4,970	3.948%	3.872%	12,659,377.04	10,353,620.78	4.870%	4.645%
61-90 Days Delinquent	4.459%	4.559%	3,155	2,869	2.200%	2.235%	7,348,998.41	6,628,424.82	2.827%	2.974%
91-120 Days Delinquent	4.391%	4.582%	1,843	1,959	1.285%	1.526%	5,154,463.90	5,166,988.00	1.983%	2.318%
> 120 Days Delinquent	4.415%	4.561%	5,274	5,444	3.678%	4.241%	15,359,905.54	15,355,909.71	5.909%	6.889%

Deferment
Current	4.147%	4.217%	13,957	12,868	9.733%	10.025%	35,551,637.01	31,652,750.60	13.676%	14.201%

Forbearance
Current	4.377%	4.491%	12,680	10,110	8.842%	7.876%	35,879,078.18	27,668,575.73	13.802%	12.413%

TOTAL REPAYMENT	4.345%	4.455%	141,919	127,000	98.967%	98.938%	$255,218,153.28	$218,685,123.14	98.180%	98.111%
Claims in Process (1)	4.477%	4.589%	727	658	0.507%	0.513%	$2,164,975.52	$1,810,497.61	0.833%	0.812%
Aged Claims Rejected (2)	4.615%	4.452%	3	5	0.002%	0.004%	$11,001.39	$15,630.78	0.004%	0.007%
GRAND TOTAL	4.344%	4.452%	143,400	128,363	100.000%	100.000%	$259,948,547.69	$222,893,929.80	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.392%	95,566	$149,188,868.83	66.933%
- GSL - Unsubsidized	4.122%	19,477	45,728,958.10	20.516%
- PLUS Loans	5.297%	7,496	15,361,666.89	6.892%
- SLS Loans	5.312%	5,824	12,614,435.98	5.659%

- Total	4.452%	128,363	$222,893,929.80	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.460%	105,539	$187,216,063.14	83.993%
-Two Year	4.387%	16,233	24,898,476.53	11.171%
-Technical	4.470%	6,589	10,772,402.07	4.833%
-Other	4.320%	2	6,988.06	0.003%

- Total	4.452%	128,363	$222,893,929.80	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,261,642.84
B	Interest Subsidy Payments Accrued During Collection Period		256,448.38
C	SAP Payments Accrued During Collection Period		226,129.34
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		106,062.22
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,850,282.78

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,850,282.78
	iv	Primary Servicing Fee	$711,810.80
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$261,057,421.53
	vii	Student Loan Rate	3.26382%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.29173%
K	Class A-2 Interest Rate	0.005698017	(7/26/04 - 10/25/04)	2.29173%
L	Certificate T-Bill Based Rate of Return			2.56173%
M	Certificate Rate of Return	0.006369329	(7/26/04 - 10/25/04)	2.56173%

VII. 1996-3 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	2.0320%	2.3020%

7/27/2004	–	8/2/2004	7	1.449%	2.1290%	2.3990%

8/3/2004	–	8/9/2004	7	1.490%	2.1700%	2.4400%

8/10/2004	–	8/16/2004	7	1.497%	2.1770%	2.4470%

8/17/2004	–	8/23/2004	7	1.498%	2.1780%	2.4480%

8/24/2004	–	8/30/2004	7	1.541%	2.2210%	2.4910%

8/31/2004	–	9/7/2004	8	1.607%	2.2870%	2.5570%

9/8/2004	–	9/13/2004	6	1.663%	2.3430%	2.6130%

9/14/2004	–	9/20/2004	7	1.671%	2.3510%	2.6210%

9/21/2004	–	9/27/2004	7	1.716%	2.3960%	2.6660%

9/28/2004	–	10/4/2004	7	1.741%	2.4210%	2.6910%

10/5/2004	–	10/12/2004	8	1.716%	2.3960%	2.6660%

10/13/2004	–	10/24/2004	12	1.711%	2.3910%	2.6610%

Total Days in Accrual Period			91

VIII. 1996-3 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$259,948,547.69
	ii	Interest To Be Capitalized	1,108,873.84

	iii	Total Pool	$261,057,421.53

B	Total Note and Certificate Factor		0.1732586
C	Total Note and Certificate Balance		$261,057,421.53

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3766861	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$208,307,421.53	$52,750,000.00

	iv	Note Balance	$0.00	$208,307,421.53	$52,750,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,502,704.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III -F + VI-D)		$39,739,510.00	$39,739,510.00

B	Primary Servicing Fees-Current Month		$224,838.27	$39,514,671.73
C	Administration Fee		$20,000.00	$39,494,671.73

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$39,494,671.73
	ii	Class A-2	$1,186,939.27	$38,307,732.46

	iii	Total Noteholder’s Interest Distribution	$1,186,939.27

E	Certificateholder’s Return Distribution Amount		$335,982.09	$37,971,750.37

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$37,971,750.37
	ii	Class A-2	$37,169,778.76	$801,971.61

	iii	Total Noteholder’s Principal Distribution	$37,169,778.76

G	Certificateholder’s Balance Distribution Amount		$0.00	$801,971.61

H	Increase to the Specified Reserve Account Balance		$0.00	$801,971.61

I	Carryover Servicing Fees		$0.00	$801,971.61

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$801,971.61
	ii	Class A-2	$0.00	$801,971.61

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$801,971.61

L	Excess to Reserve Account		$801,971.61	$0.00

X. 1996-3 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$1,186,939.27	$335,982.09
	ii	Quarterly Interest Paid			0.00	1,186,939.27	335,982.09

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$37,169,778.76	$0.00
	viii	Quarterly Principal Paid			0.00	37,169,778.76	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$38,356,718.03	$335,982.09

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$261,057,421.53
	ii	Adjusted Pool Balance 9/30/04			223,887,642.77

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$37,169,778.76

	iv	Adjusted Pool Balance 6/30/04			$261,057,421.53
	v	Adjusted Pool Balance 9/30/04			223,887,642.77

	vi	Current Principal Due (iv-v)			$37,169,778.76
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$37,169,778.76

	ix	Principal Distribution Amount Paid			$37,169,778.76

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$37,169,778.76
D		Total Interest Distribution			1,522,921.36

E		Total Cash Distributions-Note and Certificates			$38,692,700.12

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAD8)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAE6)	$208,307,421.53	$171,137,642.77
		A-2 Note Pool Factor		0.3766861	0.3094713

	iii	Certificate Balance	(78442GAF3)	$52,750,000.00	$52,750,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,502,704.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$801,971.61

	iv	Total Reserve Account Balance Available			$2,304,675.61
	v	Required Reserve Account Balance			$1,502,704.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp			$801,971.61
	viii	Ending Reserve Account Balance			$1,502,704.00

XI. 1996-3 Historical Pool Information

						2003	2002
			7/01/04 - 9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$259,948,547.69	$279,937,479.16	$310,875,610.71	$465,120,765.71	$649,443,805.96

	Student Loan Principal Activity
	i	Regular Principal Collections	$34,869,482.50	$18,075,576.42	$29,069,651.49	$124,364,482.02	$102,440,961.11
	ii	Principal Collections from Guarantor	2,994,453.50	2,862,080.91	2,745,774.99	14,439,613.19	17,771,051.49
	iii	Principal reimbursements	16,783.84	29,870.06	155,455.95	21,531,720.12	75,011,186.65
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$37,880,719.84	$20,967,527.39	$31,970,882.43	$160,335,815.33	$195,223,199.25
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$39,198.52	$37,787.57	$35,692.36	$853,167.12	$1,175,818.64
	ii	Capitalized Interest	(865,300.47)	(1,016,383.49)	(1,068,443.24)	(6,943,827.45)	(12,075,977.64)

	iii	Total Non-Cash Principal Activity	$(826,101.95)	$(978,595.92)	$(1,032,750.88)	$(6,090,660.33)	$(10,900,159.00)

(-)	Total Student Loan Principal Activity		$37,054,617.89	$19,988,931.47	$30,938,131.55	$154,245,155.00	$184,323,040.25

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,456,467.22	$1,490,893.18	$1,739,755.33	$10,116,605.09	$19,253,752.31
	ii	Interest Claims Received from Guarantors	139,612.86	137,034.14	132,558.91	819,716.37	1,253,370.67
	iii	Collection Fees/Return Items	26,164.03	21,987.49	25,703.74	80,210.46	27,583.78
	iv	Late Fee Reimbursements	166,320.68	128,064.52	169,947.82	625,138.41	706,552.20
	v	Interest Reimbursements	6,029.16	9,021.72	10,335.11	181,776.71	744,543.32
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	6,016.54	(736.06)	252.25	(1,393.52)	(1,237.79)
	viii	Subsidy Payments	308,201.64	332,412.02	339,348.36	1,965,505.80	3,622,792.04

	ix	Total Interest Collections	$2,108,812.13	$2,118,677.01	$2,417,901.52	$13,787,559.32	$25,607,356.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$515.52	$2,296.55	$2,729.22	$(646,341.31)	$(936,213.50)
	ii	Capitalized Interest	865,300.47	1,016,383.49	1,068,443.24	6,943,827.45	12,075,977.64

	iii	Total Non-Cash Interest Adjustments	$865,815.99	$1,018,680.04	$1,071,172.46	$6,297,486.14	$11,139,764.14

	Total Student Loan Interest Activity		$2,974,628.12	$3,137,357.05	$3,489,073.98	$20,085,045.46	$36,747,120.67
(=)	Ending Student Loan Portfolio Balance		$222,893,929.80	$259,948,547.69	$279,937,479.16	$310,875,610.71	$465,120,765.71
(+)	Interest to be Capitalized		$993,712.97	$1,108,873.84	$1,262,193.91	$1,352,625.75	$2,091,762.47

(=)	TOTAL POOL		$223,887,642.77	$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

(+)	Reserve Account Balance		$—	$—	$—	$—	$—

(=)	TOTAL ADJUSTED POOL		$223,887,642.77	$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

XII. 1996-3 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	6/17/96-12/31/96
Beginning Student Loan Portfolio Balance			$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61	$1,485,028,174.57

	Student Loan Principal Activity
	i	Regular Principal Collections	$126,706,494.61	$121,063,535.23	$123,861,528.15	$122,504,044.52	$109,020,540.61	$56,058,587.17
	ii	Principal Collections from Guarantor	17,975,173.55	12,375,064.50	18,156,326.10	41,298,428.76	56,780,983.13	4,102,484.47
	iii	Principal reimbursements	28,736,853.04	21,430,906.08	27,257,566.01	2,546,996.03	41,704,153.21	25,574,172.87
	iv	Other System Adjustments	—	—	—	—	—	(2,160.08)

	v	Total Principal Collections	$173,418,521.20	$154,869,505.81	$169,275,420.26	$166,349,469.31	$207,505,676.95	$85,733,084.43
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,440,385.10	$2,643,498.71	$3,132,761.43	$3,047,079.72	$3,675,838.55	$2,226,545.19
	ii	Capitalized Interest	(18,229,090.23)	(25,014,146.31)	(27,025,816.40)	(24,637,022.93)	(26,247,990.52)	(16,579,351.66)

	iii	Total Non-Cash Principal Activity	$(16,788,705.13)	$(22,370,647.60)	$(23,893,054.97)	$(21,589,943.21)	$(22,572,151.97)	$(14,352,806.47)
(-)	Total Student Loan Principal Activity		$156,629,816.07	$132,498,858.21	$145,382,365.29	$144,759,526.10	$184,933,524.98	$71,380,277.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$34,090,629.43	$42,827,548.53	$48,933,205.61	$56,008,898.70	$56,916,994.63	$29,251,514.62
	ii	Interest Claims Received from Guarantors	1,390,357.95	812,784.81	1,087,760.95	2,555,312.40	3,556,475.39	195,989.28
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	891,599.99	938,988.51	956,791.93	271,571.86	—	—
	v	Interest Reimbursements	327,806.38	276,508.21	473,917.51	129,824.10	640,157.64	403,805.13
	vi	Other System Adjustments	—	(314.73)	—	—	—	(385.55)
	vii	Special Allowance Payments	1,551,707.33	7,584,781.61	433,935.51	1,215,231.25	1,886,637.13	1,296,691.10
	viii	Subsidy Payments	5,916,408.39	7,952,542.43	12,387,199.61	18,157,524.99	27,499,868.72	19,346,491.31

	ix	Total Interest Collections	$44,168,509.47	$60,392,839.37	$64,272,811.12	$78,338,363.30	$90,500,133.51	$50,494,105.89
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,172,654.87)	$(5,357,996.78)	$(2,892,499.78)	$(2,440,884.70)	$(2,985,922.64)	$(2,174,688.01)
	ii	Capitalized Interest	18,229,090.23	52,039,962.71	27,025,816.40	24,637,022.93	26,247,990.52	16,579,351.66

	iii	Total Non-Cash Interest Adjustments	$17,056,435.36	$46,681,965.93	$24,133,316.62	$22,196,138.23	$23,262,067.88	$14,404,663.65

	Total Student Loan Interest Activity		$61,224,944.83	$107,074,805.30	$88,406,127.74	$100,534,501.53	$113,762,201.39	$64,898,769.54
(=)	Ending Student Loan Portfolio Balance		$649,443,805.96	$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61
(+)	Interest to be Capitalized		$3,618,322.22	$4,569,688.04	$8,138,666.80	$13,191,211.43	$14,946,382.97	$15,933,644.48

(=)	TOTAL POOL		$653,062,128.18	$810,643,310.07	$946,711,147.04	$1,097,146,056.96	$1,243,660,754.60	$1,429,581,541.09

(+)	Reserve Account Balance		$1,632,655.32	$2,026,608.28	$2,366,777.87	$2,742,865.14	$3,222,987.71	$3,674,921.48

(=)	TOTAL ADJUSTED POOL		$654,694,783.50	$812,669,918.35	$949,077,924.91	$1,099,888,922.10	$1,246,883,742.31	$1,433,256,462.57

XIII. 1996-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-96	$1,502,704,078	—
Oct-96	$1,466,211,474	6.31%
Jan-97	$1,429,581,541	5.60%
Apr-97	$1,379,654,678	6.30%
Jul-97	$1,331,618,519	6.60%
Oct-97	$1,289,195,084	6.48%
Jan-98	$1,243,660,755	6.53%
Apr-98	$1,205,728,980	6.14%
Jul-98	$1,167,972,431	5.82%
Oct-98	$1,132,576,891	5.50%
Jan-99	$1,097,146,057	5.22%
Apr-99	$1,058,132,743	5.06%
Jul-99	$1,011,277,300	5.16%
Oct-99	$978,039,044	4.86%
Jan-00	$946,711,147	4.53%
Apr-00	$912,832,742	4.26%
Jul-00	$879,581,833	3.990%
Oct-00	$843,596,370	3.80%
Jan-01	$810,643,310	3.54%
Apr-01	$779,698,302	3.23%
Jul-01	$742,221,154	3.09%
Oct-01	$701,436,139	3.04%
Jan-02	$653,062,128	3.24%
Apr-02	$606,401,594	3.44%
Jul-02	$569,406,526	3.38%
Oct-02	$515,418,978	3.84%
Jan-03	$467,212,528	4.17%
Apr-03	$424,832,257	4.36%
Jul-03	$396,680,743	4.10%
Oct-03	$343,850,777	4.74%
Jan-04	$312,228,236	4.76%
Apr-04	$281,199,673	4.77%
Jul-04	$261,057,422	4.40%
Oct-04	$223,887,643	4.93%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.